Exhibit 23.1

Consent of Independent Registered Certified Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-106092) of TIB Financial Corp. of our report dated June 29, 2011 relating to the financial statements and supplemental schedule of TIB Financial Corp. Employee Stock Ownership Plan with 401(K) Provisions, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Miami, Florida

June 29, 2011

12